Exhibit 99.8(n)(5)

Amendment No. 5 to Participation Agreement

Among

Pacific Life Insurance Company

Variable Insurance Products Funds, and

Fidelity Distributors Company LLC

Pacific Life Insurance Company (the “Company”), on its behalf and on behalf of certain segregated asset accounts (“Accounts”) of the Company, the Variable Insurance Products Fund,  Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V (collectively referred to as the “Fund”), and Fidelity Distributors Company LLC(the “Underwriter”), have previously entered into a Participation Agreement dated February 4, 2005 (the “Agreement”), as amended.  The parties now desire to further amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement, as amended, shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement, as amended,  shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.                                    The Company, the Underwriter, the Funds and VIP IV all agree that VIP IV shall be added to the Agreement as an additional Fund party.  The Company, the Underwriter and VIP IV hereby adopt the provisions of the Agreement as though set forth herein.  Without limiting the foregoing, the parties each expressly adopt Article A of the Agreement, as follows:

2.                                    Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Fund, as though the Company and the Distributor had executed a separate, identical form of participation agreement with each Fund.  No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

3.                                    Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

4.                                    All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of August 1, 2020.

PACIFIC LIFE INSURANCE COMPANY:
By its authorized officer

	By:	/s/ Sharon Campbell

	Name:	Sharon Campbell

	Title:	Assistant Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II,
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV,
VARIABLE INSURANCE PRODUCTS FUND V:

By its authorized officer

	By:	/s/ Colm Hogan

	Name:	Colm Hogan

	Title:	Authorized Signatory

FIDELITY DISTRIBUTORS
COMPANY LLC:
By its authorized officer

	By:	/s/ Robert Bachman

	Name:	Robert Bachman

	Title:	Head of intermediary Relationship Management

Schedule A

All Contracts Funded by the Following Separate Accounts:

Separate Account A of Pacific Life Insurance Company (September 7, 1994)

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company (May 12, 1988)

Pacific Select Exec Separate Account of Pacific Life Insurance Company (May 12, 1988)

Pacific COLI Separate Account of Pacific Life Insurance Company (July 17, 1992)

Pacific COLI Separate Account II of Pacific Life Insurance Company (October 12, 1998)

Pacific COLI Separate Account III of Pacific Life Insurance Company (October 12, 1998)

Pacific COLI Separate Account IV of Pacific Life Insurance Company (July 8, 2008)

Pacific COLI Separate Account V of Pacific Life Insurance Company (July 8, 2008)

Pacific COLI Separate Account X of Pacific Life Insurance Company (August 1, 2014)

Pacific COLI Separate Account XI of Pacific Life Insurance Company (August 1, 2014)

Separate Account I of Pacific Life Insurance Company (June 8, 1992)

Upon the Fund’s request, the Company will provide a list of all Contracts funded by the Separate Accounts above.